UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2015

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York		14624
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Transcat, Inc. (the “Company”) held on September 9, 2015, the Company’s shareholders voted on the matters described below.

Proposal 1.	The Company’s shareholders approved an amendment to the Company's articles of incorporation, as amended, to eliminate cumulative voting in the election of directors.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,066,479	92,980	35,932	1,384,753

Proposal 2.	The Company’s shareholders did not approve an amendment to the Company's code of regulations, as amended, to declassify the board of directors.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,985,003	131,473	78,915	1,384,753

Proposal 3.	The Company’s shareholders elected the following nominees as directors, each for a three-year term expiring in 2018.

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes
Alan H. Resnick	4,998,999	195,492	1,384,753
Lee D. Rudow	5,119,470	75,321	1,384,753
Carl E. Sassano	4,610,517	584,174	1,384,753

Proposal 4.	The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,914,552	191,672	89,167	1,384,753

Proposal 5.	The Company’s shareholders ratified the selection of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 26, 2016.

Votes For	Votes Against	Votes Abstained
6,509,901	51,188	19,055

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: September 15, 2015	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer